EXHIBIT 26 (i)(3)

                      SECOND AMENDMENT TO SERVICE AGREEMENT


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                              Exhibit 26(i)(3)

Second Amendment to Service Agreement among The Phoenix Edge Series Fund, Phoenix Life Insurance Company, PHL Variable Insurance Company and Phoenix Life and Annuity Company, dated February 27, 2004


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                               SECOND AMENDMENT TO
                               -------------------
                                SERVICE AGREEMENT
                                -----------------

         THIS SECOND AMENDMENT is made by and among THE PHOENIX EDGE SERIES FUND, a Massachusetts business trust having a principal place of business located at 101 Munson Street, Greenfield, Massachusetts (hereinafter referred to as the "Fund"), and PHOENIX LIFE INSURANCE COMPANY, an insurance company domiciled in the State of New York and having a place of business located at One American Row, Hartford, Connecticut (hereinafter referred to as "PLIC"); PHL VARIABLE INSURANCE COMPANY, an insurance company domiciled in the State of Connecticut and having a place of business located at One American Row, Hartford, Connecticut; and PHOENIX LIFE AND ANNUITY COMPANY, an insurance company domiciled in the State of Connecticut and having a place of business located at One American Row, Hartford, Connecticut (for the purposes hereof, the immediately preceding insurance companies shall hereinafter be collectively referred to as the "Insurance Company") amends that certain Service Agreement between the Fund and Insurance Company dated January 1, 2003, as amended (the "Agreement") as follows:

1. Article 1, Section 1.02(a) is hereby amended by adding the following clauses thereto:

                  (v) Cooperate with the Fund and facilitate the filing by the Fund and/or their respective officers and auditors of any and all certifications or attestations as required by the Sarbanes-Oxley Act of 2002, including, without limitation, furnishing such sub-certifications from relevant officers of the Insurance Company with respect to the services and record-keeping performed by the Insurance Company under the Agreement as the Fund shall reasonably request from time to time.

                  (vi) Upon request, provide its written policies and procedures pursuant to Rule 38a-1 under the Investment Company Act of 1940 (the "1940 Act"), as amended, to the Fund's chief compliance officer for review and the Fund's board of trustees' approval. The Insurance Company further agrees to cooperate with the Fund in their review of such written policies and procedures, including without limitation furnishing such certifications and sub-certifications as the Fund shall reasonably request from time to time.

                  (vii) Promptly notify the Fund in the event that a "material compliance matter" (as such term is defined pursuant to Rule 38a-1 under the 1940 Act) arises with respect the services it provides under the Agreement.

2. Except as herein above and hereinbefore modified, all provisions of the Agreement remain in full force and effect and are unchanged in all other respects. All initial capitalized terms used but not defined herein shall have such meaning as ascribed thereto in the Agreement, as amended.

3. This Amendment shall become effective as of the execution date set forth below.

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4.       This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original and, all of which, when taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto intending to be legally bound have caused this Amendment to be executed by their duly authorized officers or other representatives as of this 27th day of February, 2004.

                                THE PHOENIX EDGE SERIES FUND



                                By: /s/ Michael J. Gilotti
                                   ---------------------------------------------
                                Name: Michael J. Gilotti
                                Title:   Executive Vice President


                                PHOENIX LIFE INSURANCE COMPANY on behalf of the Variable Products division thereof


                                By: /s/ John H. Beers
                                   ------------------------------------
                                Name: John H. Beers
                                Title:   Vice President


                                PHL VARIABLE INSURANCE COMPANY


                                By: /s/ John H. Beers
                                   ------------------------------------
                                Name: John H. Beers
                                Title:   Vice President


                                PHOENIX LIFE AND ANNUITY COMPANY


                                By: /s/ John H. Beers
                                   ------------------------------------
                                Name: John H. Beers
                                Title:   Vice President